UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2008
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)		77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Officer Compensation
     In February 2005, the Board of Directors (the “Board”) of Copano Energy, L.L.C. (the “Company”) approved the Copano Energy, L.L.C. Management Incentive Compensation Plan (the “Plan”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”). The Plan provides for the annual adoption by the Compensation Committee of administrative guidelines to provide for the administration of the Plan, including the approval of annual target awards for each participant and annual financial objectives. On February 21, 2008, the Compensation Committee adopted the 2008 Administrative Guidelines for the Plan (the “2008 Guidelines”), which included each Plan participant’s target award for 2008. For 2008, 75% of each Plan participant’s target award is attributable to the achievement of a financial objective and 25% of the target award is attributable to the achievement of personal objectives.
     On February 21, 2008, and upon the recommendation of the Compensation Committee, the Board of Directors approved a single financial objective under the Plan for 2008. The financial objective is based on the Company’s attaining certain levels of distributable cash flow (without consideration of non-cash items) on a per unit basis (“Distributable Cash Flow”). The 2008 cash bonus pool attributable to the achievement of the financial objective under the Plan will be determined using three levels of Distributable Cash Flow, threshold, target and maximum. Upon the achievement of the threshold, target or maximum levels, a Plan participant will be entitled to 50%, 100% or 150%, respectively, of the portion of his or her target award attributable to the achievement of the financial objective. Each personal objective for 2008 will be assigned a weight, the sum of which comprises the portion of the target award attributable to the achievement of personal objectives. Based on determinations regarding the achievement of each personal objective, a Plan participant will be entitled to the portion of his or her target award attributable to the achievement of the applicable personal objective.
     After the close of 2008, the CEO will recommend to the Compensation Committee the amount of each cash award to be paid to each eligible participant (other than to the CEO) based upon the accomplishment of the applicable personal objectives and the financial objective. Upon receipt of the CEO’s recommendations, the Compensation Committee will determine the amount of any cash awards under the Plan, including any amount to be paid to the CEO.
     A copy of the 2008 Guidelines is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. The foregoing summary of the 2008 Guidelines does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

Item 9.01	Financial Statements and Exhibits
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

*10.1	2008 Administrative Guidelines for the Copano Energy, L.L.C. Management Incentive Compensation Plan

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: February 27, 2008	By:	/s/ DOUGLAS L. LAWING
		Name:	Douglas L. Lawing
		Title:	Senior Vice President and General Counsel

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